Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated February 13, 2025, with respect to the consolidated financial statements of PotlatchDeltic Corporation, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

Seattle, Washington
April 10, 2026